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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

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                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        August 27, 1998
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                   Pennsylvania Real Estate Investment Trust
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              (Exact Name of Registrant as Specified in Charter)


      Pennsylvania                        1-6300                 23-6216339
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(State or Other Jurisdiction           (Commission             (IRS Employer
    of Incorporation)                  File Number)         Identification No.)


455 Pennsylvania Avenue, Suite 135, Fort Washington, Pennsylvania  19034
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:      (215) 542-9250
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         (Former Name or Former Address, if Changed Since Last Report)


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Item 2.           Acquisition or Disposition of Assets.
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         On August 27, 1998, PR Festival Limited Partnership, a Pennsylvania
limited partnership and an affiliate of Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT"), acquired a retail shopping center located in Exton, Pennsylvania commonly known as "Festival at Oaklands" (the "Oaklands Property") from Oaklands Limited Partnership, a Pennsylvania limited partnership ("Oaklands Partnership"). The aggregate purchase price for the transaction was $17,700,000.

         The registrant currently intends to continue to operate the Oaklands Property as a retail shopping center.

         As of the closing of the acquisition of the Oaklands Property, the general partner of Oaklands Partnership was a limited partnership, the general partner of which was a corporation owned by James J. Gorman and Christopher J. Knauer. The registrant is not aware of any material relationship between either of Mr. Gorman or Mr. Knauer and (i) PREIT or any of its affiliates,
(ii) any officer or trustee of PREIT or (iii) any associate of the officers or trustees of PREIT.

         PR Festival Limited Partnership financed the purchase price of the transaction through a borrowing under PREIT's existing revolving line of credit with First Union National Bank. The purchase price was determined in arms-length negotiations among the parties based upon PREIT's valuation of the cash flow of the Oaklands Property.

Location of the Oaklands Property
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         The Oaklands Property is situated on Route 30 (Lancaster Pike) in
Exton, Pennsylvania. The site is on the south side of the highway, one mile west of the intersection with Route 100 and approximately one-half mile east of the access ramps to the Route 30 bypass.

Description of the Oaklands Property
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         The Oaklands Property is a supermarket-anchored community shopping center built in 1991 consisting of approximately 140,000 square feet of gross leasable area. The anchor tenants, comprising approximately 77,000 square feet, consist of Clemens, Sears Hardware, Rite-Aid and House of Fabrics. Other major tenants include Avellino's, Applebee's and Sovereign Bank.

         The occupancy rate was approximately 95% at the time of closing.

Taxes
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         The property taxes for the 1998 fiscal year are expected to be approximately $170,000.

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Competition
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         The Oaklands Property competes directly with two supermarket-anchored shopping centers located within a mile of the Oaklands Property. Secondary competition consists of a power center and regional mall that share the Oaklands Property's trade area.

Environmental
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         The registrant commissioned a Phase I Environmental Site Assessment and a follow-up Phase II Environmental Site Assessment for the Oaklands Property. The purpose of the Phase II assessment was to investigate further each of the recognized environmental conditions that were identified by the Phase I assessment. Based upon the Phase II assessment results, the registrant believes that there are no recognized environmental conditions at the Oaklands Property that are material.

Management Arrangement
----------------------

         The Oaklands Property will be managed by PREIT-RUBIN, Inc., an affiliate of PREIT.

         After reasonable inquiry, PREIT is not aware of any material factors relating to the Oaklands Property, other than those described in the foregoing discussion, that would cause the financial information reported in Item 7(a) hereof not to be necessarily indicative of future operating results.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (a)      Financial Statements
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         The registrant believes that it is impracticable to provide at this time the required financial information for the acquisition described in Item 2 of this report. The registrant expects to file the required financial information by November 10, 1998, which is within 75 days after the date of the earliest event reported.

         (b)      Pro Forma Financial Information
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         The registrant believes that it is impracticable to provide at this time the required pro forma financial information for the acquisition described in Item 2 of this report. The registrant expects to file the required pro forma financial information by November 10, 1998, which is within 75 days after the date of the earliest event reported.

         (c)      Exhibits
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         2.1* Purchase and Sale Agreement dated as of July 24, 1998 by and between Oaklands Limited Partnership, a Pennsylvania limited partnership, and PREIT Associates, L.P., a Delaware limited partnership.







    * Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Purchase and Sale Agreement with Oaklands Limited Partnership and to the Purchase and Sale Agreement with Project 126A Associates, L.P. are omitted. Each Purchase and Sale Agreement identifies the contents of all schedules and exhibits thereto, and the registrant agrees to furnish supplementally copies of such schedules and exhibits to the Securities and Exchange Commission upon request.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


Date:  October 8, 1998                By: /s/ Jonathan B. Weller
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                                          Jonathan B. Weller
                                          President and Chief Operating Officer


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                                 Exhibit Index
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Number    Exhibit                                                Page Number
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2.1       Purchase and Sale Agreement dated as of July 24,            7
          1998 by and between Oaklands Limited
          Partnership, a Pennsylvania limited partnership, and PREIT Associates, L.P., a Delaware limited partnership.